SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Barra, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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        (1)    Title of each class of securities to which transaction applies:

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On April 26, 2004, Barra, Inc. issued the following press release:

Barra Announces Early Termination of Hart-Scott-Rodino Waiting Period

BERKELEY, Calif., April 26-Barra, Inc. (Nasdaq: BARZ) announced today that it has received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in connection with the acquisition of Barra by Morgan Stanley. As previously announced, on April 5, 2004 Barra, Inc. entered into a definitive merger agreement under which Morgan Stanley Capital International (MSCI) Inc.'s majority shareholder, Morgan Stanley, will acquire Barra for $41.00 per share in cash, or an aggregate consideration of approximately $816.4 million. Barra's operations will be combined with MSCI following the close of the transaction, which remains subject to Barra shareholder approval and other customary closing conditions.

Barra is a global leader in delivering risk management systems and services to managers of portfolio and firm-wide investment risk. Since its inception in 1975, Barra's single vision -- to empower its clients to make strategic investment decisions -- has made Barra the industry standard in investment risk management. Headquartered in Berkeley, California, Barra has offices in all major financial centers around the world.

This release contains forward-looking statements that may involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include: whether or not the conditions to the completion of the transaction are satisfied; the possibility that the transaction will not close; variability of revenue streams; disruption of operations or increases in expenses caused by civil or political unrest or other catastrophic events; risks associated with product development and technological changes; general economic conditions as well as conditions in the asset management and financial services industries; the continued employment of key personnel; the retention of key data vendors and risks associated with business combinations, government regulation and competition. These and other important factors are detailed in various Securities and Exchange Commission filings made periodically by Barra, particularly its latest report on Form 10-K and subsequent reports on Form 10-Q, copies of which are available from the company without charge or online at http://www.barra.com. Please review such filings and do not place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

Barra intends to file with the Securities and Exchange Commission ("SEC") a proxy statement and other relevant documents in connection with the proposed acquisition of Barra by Morgan Stanley. Investors and security holders of Barra are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about Barra, Morgan Stanley and the proposed acquisition. Investors and security holders of Barra may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC's website at www.sec.gov, at Barra's website at www.barra.com, and may also obtain free copies of the proxy statement (when it becomes available) by writing to Barra, Inc., 2100 Milvia Street, Berkeley, California 94704, Attention: Investor Relations.